[SCALES LOGO] Putnam Investments

Internet Proxy Voting Service

[GRAPHIC OMITTED: PROXY BALLOT]

Your vote is important.

This proxy is solicited on behalf of the Trustees of the Fund.

Instructions:
To vote on all proposals as the trustees recommend

1. Please enter the control number from your proxy card:
   [150][710][999][999][99]

2.  Check here to vote on all proposals as the trustees recommend.

3. Click on the VOTE button below.

   [VOTE]

or

To vote each proposal separately

1. Please enter the control number from your proxy card:
   [   ][   ][   ][   ][   ]

2. Click on the VOTE button below.

   [VOTE]


[PUTNAM INVESTMENTS LOGO]

Internet Voting Instruction Card
Putnam Municipal Income Fund

THE TRUSTEES RECOMMEND VOTING FOR PROPOSAL 1.


Proposal 1. Approval of an Agreement and Plan of Reorganization and the       FOR   AGAINST   ABSTAIN
            transactions contemplated thereby, including the transfer of all of the assets of Putnam Municipal Income Fund to Putnam
            Tax-Free High Yield Fund in exchange for the issuance and
            delivery of shares of beneficial interest of Putnam Tax-Free
            High Yield Fund, the assumption by Putnam Tax-Free High Yield
            Fund of the liabilities of Putnam Municipal Income Fund and the distribution of such shares to the shareholders of Putnam
            Municipal Income Fund in complete liquidation of Putnam
            Municipal Income Fund.


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By submitting your voting instructions on this site, you as a Putnam fund shareholder, appoint Trustees John A. Hill and Robert E. Patterson, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at a meeting of the shareholders of Putnam Municipal Income Fund. The meeting will take place on March 10, 2005 at 11:00 a.m., Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. If you submit your voting instruction on this site, the Trustees will vote exactly as you have indicated. If you submit your voting instruction on this site but don't vote on the proposal, your shares will be automatically voted as the Trustees recommend. The Trustees are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment of the meeting.

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Please review your vote carefully before voting.

If you vote more than once on the same Proxy, only your last (most recent) vote will be considered valid.

Press this button to [Submit] your voting instructions.

Please review your selections carefully before submitting your voting instructions.

If you have questions about any of the proposals, please call
1-877-288-6797.

If you submit your voting instructions more than once for the same proposal, only your most recently received voting instructions will be considered valid. For this purpose, the voting instructions with the most recent date will be considered the most recently received. The proxy tabulator, in its sole discretion, will resolve any discrepancies in voting instructions.


[copyright] 2000, 2001 ADP Financial Information Services, Inc. The MIS logo is a service mark of Automatic Data Processing, Inc.

The ADP logo is a registered trademark of ADP of North America, Inc. Terms and Conditions. Privacy Statement.


[PUTNAM INVESTMENTS LOGO]

Internet Voting Instruction Card
Putnam Municipal Income Fund

THE TRUSTEES RECOMMEND VOTING FOR PROPOSAL 1.

Proposal 1. Approval of an Agreement and Plan of Reorganization and the    FOR
            transactions contemplated thereby, including the transfer of all of the assets of Putnam Municipal Income Fund to Putnam Tax-Free High Yield Fund in exchange for the issuance and delivery of shares of beneficial interest of Putnam Tax-Free
            High Yield Fund, the assumption by Putnam Tax-Free High Yield
            Fund of the liabilities of Putnam Municipal Income Fund and distribution of such shares to the shareholders of Putnam the Municipal Income Fund in complete liquidation of Putnam Municipal Income Fund.

-----------------------------------------------------------------------------
By submitting your voting instructions on this site, you as a Putnam fund shareholder, appoint Trustees John A. Hill and Robert E. Patterson, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at a meeting of the shareholders of Putnam Municipal Income Fund.
The meeting will take place on March 10, 2005 at 11:00 a.m., Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. If you submit your voting instruction on this site, the Trustees will vote exactly as you have indicated. If you submit your voting instruction on this site but don't vote on the proposal, your shares will be automatically voted as the Trustees recommend. The Trustees are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment of the meeting.

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[copyright] 2000, 2001 ADP Financial Information Services, Inc. The MIS
logo is a service mark of Automatic Data Processing, Inc.

The ADP logo is a registered trademark of ADP of North America, Inc. Terms and Conditions. Privacy Statement.